Exhibit 4.1


                                  EXHIBIT A
                                  ---------
                                      TO
                                      --
                       UNSECURED CONVERTIBLE DEBENTURE
                       -------------------------------
                        AND WARRANT PURCHASE AGREEMENT
                        ------------------------------

NEITHER THIS DEBENTURE NOR ANY SHARES OF COMMON STOCK ISSUABLE UPON THE CONVERSION OF THIS DEBENTURE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER (THE "SECURITIES ACT"). THIS DEBENTURE AND THE COMMON STOCK ISSUABLE UPON
CONVERSION OF THIS DEBENTURE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF REGISTRATION UNDER THE SECURITIES ACT OR UNLESS SUCH OFFER, SALE OR TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

[INSERT SIDE LETTER LEGEND, IF APPLICABLE]

                        MIRAVANT MEDICAL TECHNOLOGIES
                       UNSECURED CONVERTIBLE DEBENTURE
                       -------------------------------


$________________                          _________________ August 28, 2003


      MIRAVANT MEDICAL TECHNOLOGIES, a Delaware corporation (the "Maker"), for value received, hereby promises to pay to the order of ______________________, or its registered assigns (the "Holder"), at its offices located at 336 Bollay Drive, Santa Barbara, California 93117, or at such other place as the Holder may, from time to time, designate in writing, the principal sum of _______________________ DOLLARS ($_______), together with interest thereon at the rate of Eight Percent (8%) per annum (the "Interest Rate"), calculated on the basis of a 360-day year and the actual number of days elapsed, until the principal hereof is paid. The principal of and interest on this Debenture shall be paid at such times as are specified herein. This Debenture shall be subject to the following additional terms and conditions:

      1. Purchase Agreement. This Debenture is being issued by the Maker along with similar Unsecured Convertible Debentures (together with this Debenture, the "Debentures," and the holders thereof, together with the Holder, the "Holders") pursuant to that certain Unsecured Convertible Debenture and Warrant Purchase Agreement dated August 28, 2003 (the "Purchase Agreement") by and among the Maker and the purchasers party thereto, and is entitled to the benefits of such Purchase Agreement. All capitalized terms that are used in this Debenture and are not otherwise defined herein are intended to have the meanings assigned to such terms in the Purchase Agreement.

      2.    Payment of Principal and Interest.

            (a) Payment of Interest. All interest shall be due and payable quarterly on each January 1, April 1, July 1 and October 1 (each, an
"Interest Payment Date"), commencing on October 1, 2003. The Maker shall have the option (subject to the limitation set forth in Section 4(f) below)

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

to pay any interest due hereunder (i) in cash or (ii) in duly authorized, validly issued, fully paid and non-assessable shares of its common stock, par value $0.01 per share (the "Common Stock"), but only to the extent that there exists an effective registration statement under the Securities Act covering such shares of Common Stock (which registration statement is not subject to any stop order or otherwise unavailable for use by the Holder hereof); provided, however, that, for each particular Interest Payment Date, the Maker shall be required to make the same election for all Debentures then outstanding (except to the extent that the Maker is required to pay the interest due to a particular Holder in cash by operation of the limitation set forth in Section 4(f) below, where the Maker has otherwise elected to pay the interest due on the Debentures in shares of Common Stock). In the event that the Maker elects to pay an installment of interest due hereunder in shares of Common Stock, the Maker shall give written notice to the Holders at least five (5) business days in advance of the applicable Interest Payment Date, and on such Interest Payment Date, the Maker shall issue to the Holder such number of shares of Common Stock as is equal to (A) the aggregate amount of interest due to such Holder on such Interest Payment Date divided by (B) the average Closing Sales Price (as defined in Section 12 below) of the Common Stock for the five (5) trading day period ending on the date immediately prior to the applicable Interest Payment Date.

            (b) Payment of Principal. The entire unpaid principal of, and accrued but unpaid interest on, this Debenture shall be due and payable in full on August 28, 2006 [THIRD ANNIVERSARY OF CLOSING DATE] (the "Maturity Date").

            (c)   Optional  Prepayment.  Except as expressly  provided in this
Section 2(c), no amounts of principal or interest due hereunder may be prepaid by the Maker without the prior written consent of the Holder. In the event that (i) the registration statement required to be filed by the Maker pursuant to the Registration Rights Agreement of even date herewith executed in connection with in the Purchase Agreement (the "Registration Rights Agreement") shall have been declared effective by the Securities and Exchange Commission and shall remain effective and (ii) either (A) the Closing Sales Price of the Common Stock has been greater than Two Hundred Fifty Percent (250%) of the Conversion Price then in effect for at least twenty (20) consecutive trading days, or (B) the Maker shall have consummated the sale of its Common Stock in a firm commitment underwritten public offering in which the offering price per share of Common Stock was greater than Two Hundred Percent (200%) of the Conversion Price then in effect and the aggregate gross proceeds to the Maker were greater than TWENTY MILLION DOLLARS ($20,000,000) (any such event meeting the criteria specified in clauses (i) and (ii) being referred to herein as a "Prepayment Trigger Event"), then the Maker shall be entitled to prepay, subject to the terms of this Section 2(c), any or all of the outstanding principal of and accrued but unpaid interest on the Debentures by giving written notice to the Holders at least thirty (30) days prior to the date fixed for the prepayment (which shall not be more than ninety (90) days after the Prepayment Triggering Event), and, upon delivery of such prepayment notice to the Holders, such prepayment election shall be irrevocable; provided, however, that in the event that the Maker elects to prepay less than all of the then outstanding Debentures, such prepayment shall be allocated pro rata among all Holders based upon the proportion that the aggregate principal of and accrued but unpaid interest on the Debentures held by the Holder bears to the aggregate principal of and accrued but unpaid interest on all of the Debentures held by all Holders. Neither the occurrence of a Prepayment Trigger Event or an election by the Maker to prepay the Debentures shall affect the right of the Holder to exercise its Conversion Option with respect to this Debenture on or prior to the prepayment in full of this Debenture.

            (d) Payments in General. Except as otherwise provided herein, all sums payable hereunder shall be paid in lawful money of the United States of America which shall be legal tender for public and private debts at the time of payment. If the payment to be made hereunder shall be due on a day other than a Business Day (as defined in Section 12 below), such payment shall be made on the next succeeding Business Day. All payments on this Debenture shall be applied first to the payment of any costs, fees or other charges incurred by the Holder in connection with the indebtedness evidenced hereunder, next to the payment of accrued interest, and the remainder toward principal.

      3. Default Rate. Notwithstanding any other provision in this Debenture to the contrary, any amount, whether of accrued interest or principal, that is not paid when due (whether at stated maturity, by acceleration or otherwise), shall bear interest, from the date on which such amount is due until such amount is paid in full, at Eighteen Percent (18%) per annum.

      4.    Conversion Rights.

            (a) Conversion at the Option of the Holder. Subject to the limitations on conversion set forth in subsection (f) of this Section 4, this Debenture (including all accrued but unpaid interest) shall be convertible, in whole or in part, at any time and from time to time prior to the repayment of this Debenture in full (whether before or after the Maturity Date), at the option of the Holder (the "Conversion Option"), into a number of fully paid and non-assessable shares of Common Stock (the "Conversion Shares") equal to
(i) the aggregate amount of principal and interest being so converted divided by (ii) the Conversion Price as then in effect. The "Conversion Price" shall initially equal ONE DOLLAR ($1.00), but shall be subject to adjustment from time to time as provided in subsection (e) below.

            (b) Conversion Mechanics. In order to exercise the Conversion Option, the Holder shall: (i) fax (or otherwise deliver) a copy of the fully executed Notice of Conversion attached hereto as EXHIBIT A to the Maker and
(ii) surrender or cause to be surrendered to the Maker the original certificate(s) representing the Debentures being converted, along with the original manually executed Notice of Conversion as soon as practicable thereafter. Upon receipt by the Maker of a facsimile copy of a Notice of Conversion from the Holder, the Maker shall promptly send, via facsimile, a confirmation to the Holder stating that the Notice of Conversion has been received, the date upon which the Maker expects to deliver the Conversion Shares issuable upon such conversion and the name and telephone number of a contact person at the Maker regarding the conversion. Within two (2)
Business Days following surrender of this Debenture for conversion, the Maker, at its expense, shall cause to be issued in the name of and delivered to the Holder the number of fully paid and non-assessable Conversion Shares to which the Holder shall be entitled upon such conversion, which Conversion Shares shall be issued in the manner set forth in the Purchase Agreement; provided, however, that the Holder shall, for all purposes, be deemed to have become the holder of record of such Conversion Shares on the date on which this Debenture, together with a duly executed Notice of Conversion, was surrendered, irrespective of the date of delivery of such Conversion Shares. In the event that this Debenture is converted in part, the Maker shall deliver to the Holder a new Debenture in like tenor for the amount not converted. The Maker shall pay any and all taxes (other than securities transfer taxes or other taxes imposed on the Holder based upon a measure of the Holder's income) which may be imposed upon it with respect to the issuance and delivery of the Conversion Shares upon the conversion of this Debenture.

            (c) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of this Debenture, but the Maker shall pay a cash adjustment in respect of any fractional share which would otherwise be issuable in an amount equal to the same fraction of the Closing Sales Price of the Common Stock on the date of such conversion.

            (d) Reservation of Conversion Shares. [Subject to the terms of that certain Side Letter Agreement dated as of August 28, 2003 by and between the Maker and the initial Holder of this Debenture (the "Side Letter Agreement"), the / The] Maker shall at all times reserve and keep available, solely for the issuance and delivery upon the conversion of this Debenture, such number of Conversion Shares and other stock, securities and property, as from time to time shall be issuable upon the conversion of this Debenture.

            (e)   Adjustments  to  Conversion   Price.  The  Conversion  Price
shall be subject to adjustment from time to time as follows:

                  (i) Stock Splits, Stock Dividends, Etc. If, at any time and from time to time, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend, combination, reclassification or other similar event, the Conversion Price shall be proportionately reduced, or if the number of outstanding shares of Common Stock is decreased by a reverse stock split, combination, reclassification or other similar event, the Conversion Price shall be proportionately increased. In such event, the Maker shall notify the Maker's transfer agent of such change on or before the effective date thereof.

                  (ii) Corporate Change. If, at any time and from time to time, there shall be (A) any reclassification or change in the terms of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (B) any consolidation or merger of the Maker with any other entity (other than a merger in which the Maker is the surviving or continuing entity and its capital stock is unchanged), (C) any sale or transfer of all or substantially all of the assets of the Maker, or
(D) any share exchange or other transaction pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property (each of (A) - (D) above being a "Corporate Change"), then the Holder shall thereafter have the right to receive upon conversion, in lieu of the Conversion Shares otherwise issuable, such shares of stock, securities and/or other property as would have been issued or payable in such Corporate Change with respect to or in exchange for the number of Conversion Shares which would have been issuable upon conversion had such Corporate Change not taken place (without giving effect to the limitations contained in Section 4(f) below), and in any such case, appropriate provisions (in form and substance reasonably satisfactory to the Holder) shall be made with respect to the rights and interests of the Holder to the end that the economic value of the Conversion Option is in no way diminished by such Corporate Change. The Maker shall not effect any Corporate Change unless (x) the Holder has received written notice of such transaction at least thirty (30) days prior thereto, but in no event later than five (5) days prior to the record date for the determination of stockholders entitled to vote with respect thereto, and (y) the resulting successor or acquiring entity (if not the Maker) assumes by written instrument (in form and substance reasonable satisfactory to the Holder) the obligations of the Maker under this Debenture.

                  (iii) Distributions. If, at any time and from time to time, the Maker shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a partial liquidating dividend, by way of return of capital or otherwise (including any dividend or distribution to the Maker's stockholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e., a spin-off)) (a "Distribution"), then the Holder shall be entitled, upon any exercise of the Conversion Option after the date of record for determining stockholders entitled to such Distribution (or if no such record is taken, the date on which such Distribution is declared or made), to receive the amount of such assets which would have been payable to the Holder with respect to the Conversion Shares issuable upon such conversion (without giving effect to the limitations contained in Section 4(f) below) had the Holder been the holder of such Conversion Shares on the record date for the determination of stockholders entitled to such Distribution (or if no such record is taken, the date on which such Distribution is declared or made).

                  (iv) Purchase Rights. If, at any time and from time to time, the Maker issues any securities or other instruments which are convertible into or exercisable or exchangeable for Common Stock ("Convertible Securities") or options, warrants or other rights to purchase or subscribe for Common Stock or Convertible Securities ("Purchase Rights") pro rata to the record holders of Common Stock, whether or not such Convertible Securities or Purchase Rights are immediately convertible, exercisable or exchangeable, then the Holder shall be entitled, upon any exercise of the Conversion Option after the date of record for determining stockholders entitled to receive such Convertible Securities or Purchase
Rights (or if no such record is taken, the date on which such Convertible Securities or Purchase Rights are issued), to receive the aggregate number of Convertible Securities or Purchase Rights which the Holder would have received with respect to the Conversion Shares issuable upon such conversion (without giving effect to the limitations contained in Section 4(f) below) had the Holder been the holder of such Conversion Shares on the record date for the determination of stockholders entitled to receive such Convertible Securities or Purchase Rights (or if no such record is taken, the date on which such Convertible Securities or Purchase Rights were issued). If the right to exercise or convert any such Convertible Securities or Purchase Rights would expire in accordance with their terms prior to the exercise of the Conversion Option, then the terms of such Convertible Securities or Purchase Rights shall provide that such exercise or convertibility right shall remain in effect until thirty (30) days after the date the Holder receives such Convertible Securities or Purchase Rights pursuant to the conversion hereof.

                  (v) Other Action Affecting Conversion Price. If, at any time and from time to time, the Maker takes any action affecting the Common Stock that would be covered by this Section 4(e), but for the manner in which such action is taken or structured, which would in any way diminish the value of the Conversion Option, then the Conversion Price shall be adjusted in such manner as the Maker's board of directors shall in good faith determine to be equitable under the circumstances.

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

                  (vi) Notice of Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 4(e) amounting to a more than one percent (1%) change in such Conversion Price, or any change in the number or type of stock, securities and/or other property issuable upon exercise hereof, the Maker, at its expense, shall promptly compute such adjustment or readjustment or change and prepare and furnish to the Holder a certificate setting forth such adjustment or readjustment or change and showing in detail the facts upon which such adjustment or readjustment or change is based.

            (f) Conversion Limit. In no event shall (i) the Maker issue Common Stock to the Holder as payment of any interest, (ii) the Holder have the right to exercise the Conversion Option or (iii) the Holder have the right to vote as set forth in Section 6 below, to the extent that such payment of interest in shares of Common Stock or right to exercise such Conversion Option for Conversion Shares or to vote this Debenture would result in the holder and its affiliates together beneficially owning more than 4.95% of the outstanding shares of Common Stock. For purposes of this subparagraph, beneficial ownership shall be determined in accordance with
Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13D-G thereunder. The restriction contained in this subparagraph may not be altered, amended, deleted or changed in any manner whatsoever unless the holders of a majority of the outstanding shares of Common Stock and the Holder shall approve, in writing, such alteration, amendment, deletion or change. In the event the Maker is prohibited from issuing Common Stock to the Holder as payment of any interest, it shall pay such interest to the Holder in cash.

      5. Events of Default. In the event (each of the events described in subsections (a)-(k) below, following the expiration of any applicable cure period, being referred to herein as an "Event of Default") that:

            (a) the Maker shall fail to pay any amounts (including, without limitation, any principal or interest) due hereunder, whether at maturity, upon acceleration or otherwise, within five (5) days of the due date therefor; or

            (b) except with respect to the matters covered by clause (a) above, as to which such clause shall apply, the Maker shall breach or fail to observe or perform any material covenant or agreement hereunder or under the Purchase Agreement or any of the other Transaction Documents and, if such breach or failure to observe or perform is capable of cure, shall fail to cure such breach or failure within twenty (20) days after written demand by the Holder resulting from the specific breach or failure; or

            (c) any material representation or warranty made by the Maker in the Purchase Agreement or in any of the other Transaction Documents shall not have been true and correct when made; or

            (d) the Maker shall authorize, approve or otherwise commence its dissolution or liquidation; or

            (e)   the  Maker  or  any  of  its  Subsidiaries   shall  make  an
assignment  for the  benefit  of  creditors  or apply  for or  consent  to the

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appointment  of a receiver or trustee for it or for a substantial  part of its property or business, or such a receiver or trustee shall otherwise be appointed; or

            (f) the Maker or any of its Subsidiaries shall file a petition under any chapter of the United States Bankruptcy Code or any other bankruptcy law or shall otherwise institute bankruptcy, reorganization or insolvency proceeding or other proceeding for relief under any law relating to bankruptcy, bankruptcy reorganization, insolvency or relief of debtors; or

            (g) any involuntary petition under any chapter of the United States Bankruptcy Code or any other bankruptcy law shall be filed, or any bankruptcy, reorganization or insolvency proceeding or other proceeding for relief under any law relating to bankruptcy, bankruptcy reorganization, insolvency or relief of debtors shall be instituted, in any such case against the Maker or any of its Subsidiaries, which petition or proceeding is not dismissed within thirty (30) days from the date on which it is filed or instituted; or

            (h) there shall not be effective under the Securities Act, within one hundred fifty (150) days after the date hereof, a registration statement registering the resale of the Registrable Securities (as defined in the Registration Rights Agreement), or if such registration statement is no longer effective, there shall not have been filed a new (or amended) registration statement such that there shall not be effective under the Securities Act, not more than twenty (20) days after termination of the effectiveness of the prior registration statement, a registration statement registering the resale of the Registrable Securities; or

            (i) the Maker shall not have filed a New Drug Application for its AMD Clinical Trials with respect to PhotoPoint SnET2 with the U.S. Food and Drug Administration by December 31, 2003, or the U.S. Food and Drug Administration shall have rejected such New Drug Application; or

            (j)   the Maker shall consummate a Change of Control; or

            (k) the Maker shall either (i) fail to pay when due, or within any applicable grace period, any payment with respect to the indebtedness of the Maker (including, without limitation, the other Debentures) in excess of $250,000 due to any third party, other than payments contested by the Maker in good faith, or otherwise breach or violate any agreement for monies owed or owing in an amount in excess of $250,000 (including, without limitation, the other Debentures), which breach or violation permits the other party thereto to declare a default or otherwise accelerate amounts due thereunder, or (ii) suffer to exist any other default or event of default under any agreement binding the Maker, which default or event of default is reasonably likely to have a material adverse effect on the business, operations, properties, financial condition, results of operations or prospects of the Maker;


then, upon the occurrence and during the continuance thereof, at the option of the Holder, exercisable in whole or in part at any time and from time to time during the continuance thereof by delivery of written notice to such effect to the Maker, all sums owing and to become owing hereon shall become immediately due and payable; provided, however, that upon the occurrence of any Event of Default described in subsections (e), (f) or (g) above, such acceleration shall be automatic and all sums owing and to become owing herein shall become immediately due and payable without any notice by or other action on the part of the Holder. In addition, in the event of an acceleration of this Debenture in connection with any Event of Default described in subsection (j) above, the Maker shall be required to pay a default premium equal to Fifty Percent (50%) of the outstanding principal balance of the Debentures being so accelerated, such that the Holder shall have the right to receive in connection with such acceleration an amount equal to One Hundred Fifty Percent (150%) of the outstanding principal balance of the Debentures plus all accrued but unpaid interest thereon. Upon the Maker's receipt of any default notice from a Holder, the Maker shall immediately (but in any event within one (1) Business Day thereafter) deliver written notice to all Holders of Debentures stating the date upon which the Maker received such default notice and the amount of Debentures covered thereby. Neither the occurrence of an Event of Default nor an acceleration of any Debentures in connection therewith (whether automatic or pursuant to notice given by the Holder) shall affect the right of the Holder to exercise its Conversion Option with respect to this Debenture prior to the full and absolute defeasance of all amounts due under this Debenture.

      6.    Voting Rights.

            (a) Subject to the limitation set forth in Section 4(f) above, the Holder shall be entitled to vote on all matters submitted to a vote or written consent of the holders of Common Stock and, in that regard, shall be entitled to that number of votes as is equal to the largest number of whole shares of Common Stock into which the Debentures held by the Holder could be converted pursuant to the provisions of Section 4 hereof (taking into account the limitation on conversions set forth in Section 4(f)), at the record date for the determination of stockholders entitled to vote on or consent to such matters or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited. The Holder and all other Holders shall vote together (or tender written consents in lieu of a vote) with the holders of Common Stock as a single class on all matters submitted to a vote or written consent of the holders of Common Stock.

            (b) The Maker shall deliver to the Holder all notices and other materials (including, without limitation, proxy solicitation materials) delivered to the stockholders of the Maker, at the same time and in the same manner as so delivered to the stockholders, and the Holder shall be entitled to exercise its voting rights granted hereunder at the same time and in the same manner as the stockholders of the Maker (including, without limitation, by giving a proxy to any person to the extent permitted under applicable law).

            (c) In no event shall the Maker convene any meeting of holders of Common Stock unless there shall be present, in person or by proxy, holders of Common Stock and/or Holders having the right to direct the voting of a number of votes equal to or greater than that percentage of the votes of the holders of Common Stock as is necessary to constitute a quorum under the Maker's Certificate of Incorporation or Bylaws or under applicable law (assuming, for such purpose, that all outstanding Debentures are converted into shares of Common Stock (without giving effect to the limitations contained in Section 4(f) above)).

            (d) In no event shall the Maker take any action that requires the approval of the holders of Common Stock under the Maker's Certificate of Incorporation or Bylaws or under applicable law, unless the Maker shall have received (from holders of Common Stock and/or Holders) a number of affirmative votes that is equal to or greater than that percentage of affirmative votes of the holders of Common Stock required under the Maker's Certificate of Incorporation or Bylaws or under applicable law for the approval of such action (assuming, for such purpose, that all outstanding Debentures are converted into shares of Common Stock (without giving effect to the limitations contained in Section 4(f) above)).

            (e) The voting rights set forth in this Section 6 shall be effective, and the Company shall comply with its obligations hereunder, from and after the date hereof notwithstanding the Company's agreement in Section
4.19 of the Purchase Agreement to solicit the vote of its stockholders to amend its Certificate of Incorporation to provide the Holders with voting rights in accordance with Section 221 of the Delaware General Corporation Law. Upon obtaining such stockholder approval and the effectiveness of such amendment to the Company's Certificate of Incorporation, this Section 6 shall cease to have any further force or effect and the Holders shall have only those voting rights set forth in the Company's Certificate of Incorporation; provided that such voting rights shall not thereafter be further amended without the prior written consent of the Holder.

      7.    Participation  Right.  Subject to the terms and conditions of this
Section 7, the Holder shall have a right to participate with respect to the issuance of (i) equity or equity-linked securities or (ii) debt which is convertible into equity or in which there is an equity component, in each case which is issued at an effective price (taking into account any applicable conversion, exercise or exchange price) per share that is less than the then applicable Conversion Price (any such securities being referred to herein as "Additional Securities"), on the same terms and conditions as offered by the Maker to the other purchasers of such Additional Securities. Each time the Maker proposes to offer any Additional Securities, the Maker shall offer such Additional Securities to the Holder in accordance with the following provisions:

            (a) The Maker shall deliver a notice (the "Notice") to the Holder, at least ten (10) business days prior to the date on which it proposes to offer such Additional Securities, stating (i) its bona fide intention to offer such Additional Securities, (ii) the number of such Additional Securities to be offered, (iii) the price and additional terms, if any, upon which it proposes to offer such Additional Securities, and (iv) the anticipated closing date of the issuance of such Additional Securities.

            (b) The Holder shall have the right, exercisable by delivering written notice to such effect to the Maker within five (5) business days after its receipt of the Notice, to purchase, at the price and on the terms specified in the Notice, up to such number of Additional Securities (regardless of whether such number exceeds the aggregate number of Additional Securities originally proposed to be issued by the Maker) that have a total purchase price equal to the aggregate outstanding principal amount of, and all accrued but unpaid interest on, the Debentures held by such Holder in consideration for the exchange by such Holder of its Debentures. In order to exercise its rights under this Section 7, in addition to delivering the notice required by this subsection (b), the Holder shall be required to surrender or cause to be surrendered to the Maker the original certificate(s) representing the Debentures being so exchanged. Thereupon, the Maker shall issue and deliver to the Holder the number of Additional Securities to which the Holder is entitled hereunder.

            (c) If all Additional Securities which the Holder is entitled to purchase pursuant to this Section 7 are not purchased by the Holder as provided herein, the Maker may, during the 75-day period following the expiration of the 5-business day period provided in subsection (b) above, offer the remaining unsubscribed portion of such Additional Securities to any person at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Notice. If the Maker does not consummate the sale of such Additional Securities within such period, the right provided hereunder shall be deemed to be revived and such Additional Securities shall not be offered or sold unless first reoffered to the Holder in accordance herewith.

            (d)   Notwithstanding  the  foregoing,   in  no  event  shall  the
participation rights granted in this Section 7 be applicable to (i) the issuance of shares of Common Stock upon the exercise or conversion of the Maker's options, warrants or other convertible securities outstanding as of the date hereof and disclosed on Schedule 3.3 to the Purchase Agreement in accordance with the terms of such options, warrants or other securities as in effect on the date hereof, (ii) the grant of options to purchase Common Stock, with exercise prices not less than the market price of the Common Stock on the date of grant, which are issued to employees, directors or consultants pursuant to an equity compensation plan approved by the Maker's board of directors, and the issuance of shares of Common Stock upon the exercise thereof, (iii) the issuance of shares of Common Stock upon the conversion of the Debentures or exercise of the Warrants, (iv) the issuance of shares of Common Stock to the Holders as payment of interest on the Debentures, in accordance with the terms of the Debentures, (v) the issuance of shares of Common Stock pursuant to stock splits, combinations, subdivisions, dividends or other distributions on the outstanding shares of the Common Stock, (vi) the issuance of securities in connection with strategic business partnerships, and (vii) the issuance of securities pursuant to any credit line or equipment financing from a bank or similar financial or lending institution approved by the Maker's board of directors, which, in the case of any transaction described in clause (ii), (vi) or
(vii), is not, in the good faith judgment of the Maker's board of directors, for the primary purpose of raising additional capital.

            (e) The participation right set forth in this Section 7 is in addition to, and not in lieu of, the participation right set forth in Section
4.4 of the Purchase Agreement.

      8. Attorneys' Fees; Waiver of Demand; Other Costs and Expenses. If action is instituted to collect any amounts due under this Debenture, the Maker shall pay all costs and expenses, including reasonable attorneys' fees, incurred in connection with such action upon resolution of such dispute in favor of the Holder. The obligations to make the payments provided for in this Debenture are absolute and unconditional and not subject to any defense, set-off, counterclaim, rescission, recoupment or adjustment whatsoever. The Maker hereby expressly waives demand and presentment for payment, notice of nonpayment, notice of default, dishonor, protest, notice of protest, bringing of suit and diligence in taking any action to collect any amount called for hereunder, and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission with respect to the collection of any amount called for hereunder.

      9. Assignment. Neither this Debenture nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Maker without the Holder's prior written consent (which consent may be given or withheld in the sole and absolute discretion of the Holder); provided, however, that such consent shall not be required in connection with any Change of Control or other Corporate Change in which the Maker is not the surviving entity provided that the resulting successor or acquiring entity assumes by written instrument (in form and substance reasonable satisfactory to the Holder) the obligations of the Maker under this Debenture. This Debenture, including all rights hereunder, is freely transferable by the Holder, without the consent of the Maker, subject to any limitations on transfer set forth in the Purchase Agreement [or Side Letter Agreement].

      10. No Waiver; Amendments; Remedies; Etc. Neither acceptance by the Holder of partial or delinquent payment, nor any failure on the part of the Holder to exercise, or any delay in exercising, any right under this Debenture or under applicable law, shall operate as a waiver of any obligation of the Maker or any right of the Holder, and no single or partial exercise of any right under this Debenture shall preclude any other or further exercise thereof or the exercise of any other right. No waiver, amendment, alteration or other modification of any provision of this Debenture shall in any event be effective unless the same shall be in writing and signed by the Holder. The remedies provided in this Debenture are cumulative and not exclusive of any remedies provided by law. All of the covenants, provisions, and conditions herein contained are made on behalf of, and shall apply to and bind, the respective distributees, personal representatives, successors, and assigns of the parties hereto, jointly and severally.

      11. Notices of Certain Transactions. In addition to any other notices required by this Debenture, in the event: (a) the Maker shall take a record of the holders of its capital stock (or other securities at the time deliverable upon the exercise of this Debenture) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or (b) of any capital reorganization of the Maker, any reclassification of the capital stock of the Maker, any consolidation or merger of the Maker with or into another entity, or any transfer of all or substantially all of the assets of the Maker, or
(c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Maker, or (d) of any redemption of any of the outstanding capital stock of the Maker, or (e) the Maker pays a dividend or makes a distribution on any of its capital stock payable otherwise than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles) except for a stock dividend payable in shares of such capital stock, then, and in each such case, the Maker shall mail or cause to be mailed to the Holder of this Debenture a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation, winding-up or redemption is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation, winding-up or redemption) are to be determined. Such notice shall be mailed at least ten (10) days prior to the record date or effective date for the event specified in such notice.

      12. Definitions. For purposes of this Debenture, the following terms shall have the following respective meanings:

            (a) "Business Day" means any day other than a Saturday, Sunday, or a day on which banking institutions in the State of Delaware are authorized or required to close.

            (b) "Change of Control" means (i) the sale of all or substantially all of the assets of the Maker to any person or entity (the presentation of any such transaction for stockholder approval being conclusive evidence that such transaction involves the sale of all or substantially all of the assets of the Maker) or (ii) the merger or consolidation of the Maker with or into any person or entity, in each case that results in either (A) the holders of the voting securities of the Maker immediately prior to such transaction holding or having the right to direct the voting of fifty percent (50%) or less of the total outstanding voting securities of the Maker or such other surviving or acquiring person or entity immediately following such transaction or (B) the members of the board of directors or other governing body of the Maker comprising fifty percent (50%) of less of the members of the board of directors or other governing body of the Maker or such other surviving or acquiring person or entity immediately following such transaction.

            (c) "Closing Sales Price" means, for any security as of any date, the last sales price of such security on the Nasdaq SmallCap Market or other principal trading market where such security is listed or traded as reported by Bloomberg Financial Markets (or a comparable reporting service of national reputation selected by the Maker, "Bloomberg"), or if the foregoing does not apply, the last reported sales price of such security on a national exchange or in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no such price is reported for such security by Bloomberg, the average of the bid prices of all market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc., in each case for such date or, if such date was not a trading day for such security, on the next preceding date which was a trading day. If the Closing Sales Price cannot be calculated for such security as of either of such dates on any of the foregoing bases, the Closing Sales Price of such security on such date shall be the fair market value as reasonably determined by an investment banking firm selected by the Maker and reasonably acceptable to the Holder, with the costs of such appraisal to be borne by the Maker.

      13. Governing Law; Jurisdiction. This Debenture shall be construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions of the State of Delaware or of any other state. The Maker irrevocably consents to the jurisdiction of the United States federal courts and state courts located in the County of New Castle in the State of Delaware in any suit or proceeding based on or arising under this Debenture and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in such courts. The Maker irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding in such forum. The Maker further agrees that service of process upon the Maker mailed by the first class mail in accordance with Section 14 shall be deemed in every respect effective service of process upon the Maker in any suit or proceeding arising hereunder. Nothing herein shall affect the Holder's right to serve process in any other manner permitted by law. The Maker agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner. The Maker irrevocably waives any right to a trial by jury under applicable law.

      14. Notice. Any notices required or permitted to be given under the terms of this Debenture shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier or by confirmed telecopy, and shall be effective five days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by courier or confirmed telecopy, in each case addressed to a party. The addresses for such communications shall be:

            (a)   If to the Maker:

                  Miravant Medical Technologies
                  336 Bollay Drive
                  Santa Barbara, CA 93117
                  Attention: Gary S. Kledzik
                  Facsimile: (805) 685-7981

                  with a copy simultaneously  transmitted by like means (which transmittal shall not constitute notice hereunder) to:

                  Sheppard Mullin Richter & Hampton, LLP
                  800 Anacapa Street
                  Santa Barbara, CA 93101
                  Attention:  Joseph E. Nida, Esq.
                  Facsimile: (805) 568-1955

            (b) If to the Holder, to the address set forth under the Holder's name on the signature page to the Purchase Agreement executed by the Holder, or to any other address specified by the Holder in writing to the Maker.

      15. Denominations. At the request of the Holder, upon surrender of this Debenture, the Maker shall promptly issue new Debentures in the aggregate outstanding principal amount hereof, in the form hereof, in such denominations of at least $25,000 as the Holder shall request.

      16. Lost or Stolen Debentures. Upon receipt by the Maker of (a) evidence of the loss, theft, destruction or mutilation of any Debenture and
(b) (i) in the case of loss, theft or destruction, of indemnity (without any bond or other security) reasonably satisfactory to the Maker, or (ii) in the case of mutilation, upon surrender and cancellation of such mutilated Debenture, the Maker shall execute and deliver a new Debenture of like tenor and date.

      17.   Severability.   If  any  provision  of  this  Debenture  shall  be
prohibited or invalid, under applicable law, it shall be ineffective only to such extent, without invalidating the remainder of this Debenture.

      18. Maximum Interest Rate. If the effective interest rate on this Debenture would otherwise violate any applicable usury law, then the interest rate shall be reduced to the maximum permissible rate and any payment received by the Holder in excess of the maximum permissible rate shall be treated as a prepayment of the principal of this Debenture.

      IN WITNESS WHEREOF, the Maker has caused this Debenture to be executed as of the date first above written.

                                 MIRAVANT MEDICAL TECHNOLOGIES


                                 By:
                                      ----------------------------------
                                 Name:
                                 Title:

                                 Address: 336 Bollay Drive
                                          Santa Barbara, CA  93117
                                          Attn:  Chief Executive Officer

                                                                     EXHIBIT A
                                                                     ---------
                        NOTICE OF OPTIONAL CONVERSION

To:   MIRAVANT MEDICAL TECHNOLOGIES
      336 Bollay Drive
      Santa Barbara, CA  93117
      Facsimile:  (___) ___-____
      Attention:  Chief Executive Officer

The undersigned hereby irrevocably elects to convert the amount of principal and interest set forth below of the Unsecured Convertible Debenture dated ____________ (the "Debenture"), into shares of common stock (the "Common Stock") of MIRAVANT MEDICAL TECHNOLOGIES (the "Company") according to the conditions of the Debenture, as of the date written below (the "Conversion"). If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. No fee will be charged to the holder for any conversion, except for transfer taxes, if any. A copy of the Debenture is attached hereto (or evidence of loss, theft or destruction thereof).

The Company shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee (which is ________________) with DTC through its Deposit Withdrawal Agent Commission System ("DTC Transfer").

In  the  event  of  partial   conversion,   please   reissue  an   appropriate
Debenture(s) for the principal balance which shall not have been converted.

Check Box if Applicable:

|_| In lieu of receiving the shares of Common Stock issuable pursuant to this Notice of Conversion by way of DTC Transfer, the undersigned hereby requests that the Company issue and deliver to the undersigned or its nominee (if applicable) physical certificates representing such shares of Common Stock.


                  Date of Conversion:__________________________________________


                  Applicable Conversion Price:_________________________________


                  Amount of Principal to be converted:_________________________


                  Amount of Accrued and Unpaid Interest on the Principal Amount to be converted, if any:________________


                  Number of Shares of
                  Common Stock to be Issued:___________________________________


                  Signature: __________________________________________________


                  Name:________________________________________________________


                  Address:_____________________________________________________